For Immediate Release

LPL Financial Announces First Quarter 2026 Results

Key Financial Results
•Net income was $356 million, translating to diluted earnings per share ("EPS") of $4.43, up 4% from a year ago
•Adjusted EPS* increased 9% year-over-year to $5.60
◦Gross profit* increased 25% year-over-year to $1,593 million
◦Core G&A* increased 29% year-over-year to $532 million
◦Adjusted pre-tax income* increased 20% year-over-year to $613 million

Key Business Results
•Total client assets increased 30% year-over-year to $2.3 trillion
◦Advisory assets increased 42% year-over-year to $1.4 trillion
◦Advisory assets as a percentage of total client assets increased to 59.5%, up from 54.5% a year ago
•Total organic net new assets were $21 billion, representing 4% annualized growth
•Recruited assets(1) were $17 billion, down 55% from a year ago
◦Recruited assets over the trailing twelve months were $83 billion
•Total client cash balances were $59 billion, a decrease of $2 billion sequentially and an increase of $6 billion year-over-year
◦Client cash balances as a percentage of total client assets were 2.5%, down from 2.6% in the prior quarter and 3.0% in the prior year

Key Capital and Liquidity Measures
•Corporate cash(2) was $567 million
•Leverage ratio(3) was 1.86x
•Dividends paid were $24 million

Key Updates
M&A:
•Commonwealth Financial Network ("Commonwealth"): On track to complete the conversion in the fourth quarter of 2026
◦Continue to expect asset retention of approximately 90%
◦Estimated run-rate EBITDA has decreased from $425 million to $410 million
•Mariner Advisor Network: In April, announced an agreement to lead the acquisition of Mariner Advisor Network, an LPL branch office supporting 367† advisors who collectively manage $31 billion† of client assets
◦As part of this transaction, approximately 223 advisors will remain directly affiliated with LPL, and approximately 144 hybrid advisors will transition to Private Advisor Group’s hybrid RIA model
•Liquidity & Succession: Deployed approximately $62 million of capital to close six deals in Q1
Core G&A:
•Given our performance to date, we are lowering the upper end of our 2026 Core G&A* outlook range by $20 million to a range of $2,155-2,190 million, including expenses related to Commonwealth
Capital Management:
•Share Repurchases: In April, resumed our share repurchase program, with an estimated $125 million of repurchases planned during the second quarter

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

SAN DIEGO — April 30, 2026 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the "Company") today announced results for its first quarter ended March 31, 2026, reporting net income of $356 million, or $4.43 per share. This compares with net income of $319 million, or $4.24 per share, in the first quarter of 2025 and net income of $301 million, or $3.74 per share, in the prior quarter.
"It was a strong start to the year for LPL," said Rich Steinmeier, CEO. "We achieved record earnings per share, while continuing to make progress across our key strategic priorities. With recruiting momentum building, and preparations underway to onboard Commonwealth later this year, we remain well-positioned to execute on our vision."
"We delivered another quarter of solid business and financial results, as our value proposition continues to resonate across the marketplace," said Matt Audette, President and CFO. "In addition, we continue to improve operating leverage by enhancing efficiency across our platform and better aligning monetization with the value we deliver. Looking ahead, we are well positioned to continue delivering long‑term shareholder value."
Dividend Declaration
The Company's Board of Directors declared a $0.30 per share dividend to be paid on June 4, 2026 to all stockholders of record as of May 21, 2026.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, April 30, 2026. The conference call will be accessible and available for replay at investor.lpl.com/events.
Contacts
Investor Relations
investor.relations@lplfinancial.com

Media Relations
media.relations@lplfinancial.com

About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) is among the fastest growing wealth management firms in the U.S. As a leader in the financial advisor-mediated marketplace(4), LPL supports more than 32,000 financial advisors and the wealth management practices of approximately 1,100 financial institutions, servicing and custodying approximately $2.3 trillion in brokerage and advisory assets on behalf of approximately 8 million Americans. The firm provides a wide range of advisor affiliation models, investment solutions, fintech tools and practice management services, ensuring that advisors and institutions have the flexibility to choose the business model, services, and technology resources they need to run thriving businesses. For further information about LPL, please visit www.lpl.com.
Securities and advisory services offered through LPL Financial LLC ("LPL Financial") or its affiliate LPL Enterprise, LLC ("LPL Enterprise"), both registered investment advisers and broker-dealers. Members FINRA/SIPC.
Throughout this communication, the terms "financial advisors" and "advisors" are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial or LPL Enterprise.
We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.
† Value approximated based on asset and holding details provided to LPL from March 31, 2026.

Forward-Looking Statements
This press release contains statements regarding:

•the Company’s retention of Commonwealth assets and Commonwealth’s future financial and operating performance;
•the success of the Company's future recruiting efforts;
•run-rate EBITDA expectations in connection with the Company’s acquisition of Commonwealth;
•the amount and timing of the onboarding of acquired, recruited or transitioned brokerage and advisory assets, including Commonwealth;
•the Company's plans to invest to drive growth and increase efficiency while scaling its business;
•the Company’s recruitment pipeline and expected organic growth;
•the Company's future financial and operating results, growth, plans, priorities and business strategies, including forecasts and statements related to the Company's ICA yield, service and fee revenue, transaction revenue, core G&A expense, interest expense and income, leverage ratio (including plans to reduce leverage), pricing and fees (including their effect on adjusted pre-tax margin), corporate cash, run-rate EBITDA, other revenue, shared-based compensation expense, operating leverage, pre-tax margin, transition assistance loan amortization, organic growth, payout rate, tax rate and share repurchases; and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of April 30, 2026 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•difficulties and delays in onboarding the assets of acquired, recruited or transitioned advisors, including the receipt and timing of regulatory approvals that may be required;
•disruptions in the businesses of the Company and Commonwealth that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's success in negotiating agreements with current or additional counterparties;
•the Company's strategy and success in managing client cash program fees;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions, and their ability to provide financial products and services effectively;
•whether retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•changes in the growth and profitability of the Company's fee-based offerings and asset-based revenues;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the cost of defending, settling and remediating issues related to regulatory matters or legal proceedings, including civil monetary penalties or actual costs of reimbursing customers for losses in excess of our reserves or insurance;
•changes made to the Company's services and pricing, including in response to competitive developments and current, pending and future legislation, regulation and regulatory actions, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the execution of the Company's capital management plans, including its compliance with the terms of the Company's amended and restated credit agreement, the committed revolving credit facilities of the Company and LPL Financial, and the indentures governing the Company's senior unsecured notes;
•strategic acquisitions and investments, including pursuant to the Company's Liquidity & Succession solution, and the effect that such acquisitions and investments may have on the Company’s capital management plans and liquidity;

•the price, availability and trading volumes of shares of the Company's common stock, which will affect the timing and size of future share repurchases by the Company, if any;
•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements or efficiencies expected to result from its investments, initiatives and acquisitions, expense plans and technology initiatives;
•whether advisors affiliated with Commonwealth will transition registration to the Company and whether assets reported as serviced by such financial advisors will translate into assets of the Company;
•the performance of third-party service providers to which business processes have been transitioned;
•the Company's ability to control operating risks, information technology systems risks, cybersecurity risks and sourcing risks; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31,	December 31,		March 31,
	2026	2025	Change	2025	Change
REVENUE
Advisory	$2,615,047	$2,543,756	3%	$1,689,245	55%
Commission:
Sales-based	705,415	721,054	(2%)	610,038	16%
Trailing	486,619	510,719	(5%)	437,719	11%
Total commission	1,192,034	1,231,773	(3%)	1,047,757	14%
Asset-based:
Client cash	445,325	440,254	1%	392,031	14%
Other asset-based	375,480	375,811	—%	303,210	24%
Total asset-based	820,805	816,065	1%	695,241	18%
Service and fee	210,984	180,642	17%	145,199	45%
Transaction	80,542	75,148	7%	67,864	19%
Interest income, net	45,180	49,965	(10%)	43,851	3%
Other	(26,158)	35,121	n/m	(19,150)	37%
Total revenue	4,938,434	4,932,470	—%	3,670,007	35%
EXPENSE
Advisory and commission	3,291,209	3,341,682	(2%)	2,353,925	40%
Compensation and benefits	368,740	375,988	(2%)	305,546	21%
Promotional	208,400	205,453	1%	145,645	43%
Occupancy and equipment	118,523	118,861	—%	77,240	53%
Depreciation and amortization	105,751	105,125	1%	92,356	15%
Interest expense on borrowings	100,292	105,613	(5%)	85,862	17%
Amortization of other intangibles	67,230	82,248	(18%)	43,521	54%
Brokerage, clearing and exchange	55,475	47,423	17%	44,138	26%
Professional services	50,381	65,813	(23%)	36,326	39%
Communications and data processing	23,467	21,863	7%	19,506	20%
Other	64,382	64,840	(1%)	48,689	32%
Total expense	4,453,850	4,534,909	(2%)	3,252,754	37%
INCOME BEFORE PROVISION FOR INCOME TAXES	484,584	397,561	22%	417,253	16%
PROVISION FOR INCOME TAXES	128,180	96,842	32%	98,680	30%
NET INCOME	$356,404	$300,719	19%	$318,573	12%
EARNINGS PER SHARE
Earnings per share, basic	$4.45	$3.76	18%	$4.27	4%
Earnings per share, diluted	$4.43	$3.74	18%	$4.24	4%
Weighted-average shares outstanding, basic	80,113	80,048	—%	74,600	7%
Weighted-average shares outstanding, diluted	80,446	80,409	—%	75,112	7%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Cash and equivalents	$1,024,459	$1,037,378
Cash and equivalents segregated under federal or other regulations	1,655,723	1,792,064
Restricted cash	225,765	225,298
Receivables from clients, net	866,500	803,206
Receivables from brokers, dealers and clearing organizations	100,003	70,897
Advisor loans, net	3,741,085	3,681,512
Other receivables, net	1,359,790	1,203,539
Investment securities ($84,862 and $76,108 at fair value at March 31, 2026 and December 31, 2025, respectively)	100,322	91,528
Property and equipment, net	1,467,569	1,409,376
Goodwill	2,659,170	2,644,723
Other intangibles, net	3,413,946	3,330,788
Other assets	2,220,909	2,202,444
Total assets	$18,835,241	$18,492,753
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$2,116,992	$2,308,275
Payables to brokers, dealers and clearing organizations	307,677	150,520
Accrued advisory and commission expenses payable	370,174	361,623
Corporate debt and other borrowings, net	7,182,102	7,258,694
Accounts payable and accrued liabilities	744,928	821,641
Other liabilities	2,427,666	2,247,515
Total liabilities	13,149,539	13,148,268
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 136,811,280 and 136,637,544 shares issued at March 31, 2026, and December 31, 2025, respectively	137	136
Additional paid-in capital	3,870,612	3,843,017
Treasury stock, at cost — 56,622,578 and 56,576,672 shares at March 31, 2026 and December 31, 2025, respectively	(4,352,434)	(4,333,725)
Retained earnings	6,167,387	5,835,057
Total stockholders’ equity	5,685,702	5,344,485
Total liabilities and stockholders’ equity	$18,835,241	$18,492,753

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q1 2026	Q4 2025	Change	Q1 2025	Change
Gross Profit(5)
Advisory	$2,615,047	$2,543,756	3%	$1,689,245	55%
Trailing commissions	486,619	510,719	(5%)	437,719	11%
Sales-based commissions	705,415	721,054	(2%)	610,038	16%
Advisory fees and commissions	3,807,081	3,775,529	1%	2,737,002	39%
Production-based payout(6)	(3,320,527)	(3,322,368)	—%	(2,374,368)	40%
Advisory fees and commissions, net of payout	486,554	453,161	7%	362,634	34%
Client cash(7)	459,653	455,650	1%	408,224	13%
Other asset-based(8)	375,480	375,811	—%	303,210	24%
Service and fee	210,984	180,642	17%	145,199	45%
Transaction	80,542	75,148	7%	67,864	19%
Interest income, net(9)	30,835	34,555	(11%)	27,637	12%
Other revenue(10)	4,138	14,088	(71%)	2,023	105%
Total net advisory fees and commissions and attachment revenue	1,648,186	1,589,055	4%	1,316,791	25%
Brokerage, clearing and exchange expense	(55,475)	(47,423)	17%	(44,138)	26%
Gross Profit(5)	1,592,711	1,541,632	3%	1,272,653	25%
G&A Expense
Core G&A(11)	532,049	536,153	(1%)	413,069	29%
Transition assistance loan amortization(12)	135,982	132,682	2%	81,813	66%
Promotional (ongoing)(12)(13)(14)	75,888	75,845	—%	70,119	8%
Employee share-based compensation	22,218	19,459	14%	18,366	21%
Regulatory charges	7,501	8,131	(8%)	6,887	9%
Acquisition costs excluding interest(14)	61,216	78,815	(22%)	43,407	41%
Total G&A	834,854	851,085	(2%)	633,661	32%
EBITDA(15)	757,857	690,547	10%	638,992	19%
Interest expense on borrowings(16)	100,292	105,613	(5%)	80,725	24%
Depreciation and amortization	105,751	105,125	1%	92,356	15%
Amortization of other intangibles	67,230	82,248	(18%)	43,521	54%
Acquisition costs - interest(14)	—	—	—%	5,137	(100%)
INCOME BEFORE PROVISION FOR INCOME TAXES	484,584	397,561	22%	417,253	16%
PROVISION FOR INCOME TAXES	128,180	96,842	32%	98,680	30%
NET INCOME	$356,404	$300,719	19%	$318,573	12%
Earnings per share, diluted	$4.43	$3.74	18%	$4.24	4%
Weighted-average shares outstanding, diluted	80,446	80,409	—%	75,112	7%
Adjusted EBITDA(15)	$819,073	$769,362	6%	$682,399	20%
Adjusted pre-tax income(17)	$613,030	$558,624	10%	$509,318	20%
Adjusted EPS(18)	$5.60	$5.23	7%	$5.15	9%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q1 2026	Q4 2025	Change	Q1 2025	Change
Market Drivers
S&P 500 Index (end of period)	6,529	6,846	(5%)	5,612	16%
Russell 2000 Index (end of period)	2,496	2,482	1%	2,012	24%
Fed Funds daily effective rate (average bps)	364	390	(26bps)	433	(69bps)

Client Assets(19)
Advisory	$1,390.4	$1,392.7	—%	$977.4	42%
Brokerage	945.9	977.9	(3%)	817.5	16%
Total Client Assets	$2,336.3	$2,370.5	(1%)	$1,794.9	30%
Advisory as a % of Total Client Assets	59.5%	58.8%	70bps	54.5%	500bps

Assets by Platform
Corporate RIA advisory(20)	$1,063.4	$1,064.2	—%	$699.1	52%
Independent RIA advisory(20)	327.0	328.5	—%	278.3	17%
Brokerage	945.9	977.9	(3%)	817.5	16%
Total Client Assets	$2,336.3	$2,370.5	(1%)	$1,794.9	30%

Centrally Managed Assets
Centrally managed assets(21)	$217.2	$213.6	2%	$164.4	32%
Centrally Managed as a % of Total Advisory Assets	15.6%	15.3%	30bps	16.8%	(120bps)

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q1 2026	Q4 2025	Change	Q1 2025	Change
Organic Net New Assets (NNA)(22)
Advisory	$25.8	$27.8	n/m	$35.7	n/m
Brokerage	(4.4)	(5.2)	n/m	35.2	n/m
Total Organic NNA	$21.4	$22.5	n/m	$70.9	n/m

Acquired NNA(22)
Advisory	$—	$—	n/m	$1.9	n/m
Brokerage	—	2.0	n/m	6.0	n/m
Total Acquired NNA	$—	$2.0	n/m	$7.9	n/m

Total NNA(22)
Advisory	$25.8	$27.8	n/m	$37.6	n/m
Brokerage	(4.4)	(3.2)	n/m	41.2	n/m
Total NNA	$21.4	$24.5	n/m	$78.8	n/m

Net brokerage to advisory conversions(23)	$6.6	$6.3	n/m	$5.9	n/m
Organic advisory NNA annualized growth(24)	7.4%	8.2%	n/m	14.9%	n/m
Total organic NNA annualized growth(24)	3.6%	3.9%	n/m	16.3%	n/m

Total Organic Advisory NNA(22)
Organic corporate RIA advisory	$22.3	$29.5	n/m	$31.7	n/m
Organic independent RIA advisory	3.5	(1.8)	n/m	5.9	n/m
Total Organic Advisory NNA	$25.8	$27.8	n/m	$37.6	n/m
Organic centrally managed NNA(22)	$7.8	$8.2	n/m	$6.5	n/m

Net buy (sell) activity(25)	$43.2	$40.5	n/m	$42.0	n/m
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Client Cash Data
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2026	Q4 2025	Change	Q1 2025	Change
Client Cash Balances (in billions)(26)
Insured cash account sweep	$39.8	$41.0	(3%)	$36.1	10%
Deposit cash account sweep	15.9	15.3	4%	10.7	49%
Total Bank Sweep	55.7	56.3	(1%)	46.8	19%
Money market sweep	1.5	2.5	(40%)	4.3	(65%)
Total Client Cash Sweep Held by Third Parties	57.2	58.8	(3%)	51.1	12%
Client cash account (CCA)	2.0	2.2	(9%)	1.9	5%
Total Client Cash Balances	$59.1	$61.0	(3%)	$53.1	11%
Client Cash Balances as a % of Total Assets	2.5%	2.6%	(10bps)	3.0%	(50bps)
Note: Totals may not foot due to rounding.

	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
Interest-Earning Assets	Average Balance (in billions)	Revenue	Net Yield (bps)(27)	Average Balance (in billions)	Revenue	Net Yield (bps)(27)	Average Balance (in billions)	Revenue	Net Yield (bps)(27)
Insured cash account sweep	$38.8	$321,639	336	$37.0	$317,682	341	$36.0	$299,618	337
Deposit cash account sweep	14.6	122,080	338	13.3	119,916	359	10.2	89,728	356
Total Bank Sweep	53.4	443,719	337	50.3	437,598	345	46.2	389,346	341
Money market sweep	2.1	1,606	31	3.4	2,656	31	4.1	2,685	26
Total Client Cash Held By Third Parties	55.5	445,325	325	53.7	440,254	325	50.4	392,031	316
Client cash account (CCA)	1.9	14,328	299	1.8	15,396	335	1.8	16,193	368
Total Client Cash	57.4	459,653	324	55.5	455,650	325	52.2	408,224	317
Margin receivables	0.8	14,786	792	0.7	15,184	808	0.6	11,444	789
Other interest revenue	1.2	16,049	528	1.4	19,371	531	1.3	16,193	512
Total Client Cash and Interest Income, Net	$59.4	$490,488	334	$57.6	$490,205	337	$54.0	$435,861	327
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	March 2026	February 2026	Change	January 2026	December 2025
Client Assets(19)
Advisory	$1,390.4	$1,441.6	(4%)	$1,422.7	$1,392.7
Brokerage	945.9	989.3	(4%)	985.8	977.9
Total Client Assets	$2,336.3	$2,430.8	(4%)	$2,408.5	$2,370.5

Organic NNA(22)
Advisory	$9.7	$10.0	n/m	$6.1	$10.2
Brokerage	(1.6)	(0.9)	n/m	(2.0)	(1.6)
Total Organic NNA	$8.1	$9.1	n/m	$4.2	$8.6

Acquired NNA(22)
Advisory	$—	$—	n/m	$—	$—
Brokerage	—	—	n/m	—	2.0
Total Acquired NNA	$—	$—	n/m	$—	$2.0

Total NNA(22)
Advisory	$9.7	$10.0	n/m	$6.1	$10.2
Brokerage	(1.6)	(0.9)	n/m	(2.0)	0.4
Total NNA	$8.1	$9.1	n/m	$4.2	$10.6
Net brokerage to advisory conversions(23)	$2.2	$2.1	n/m	$2.2	$2.1

Client Cash Balances(26)
Insured cash account sweep	$39.8	$37.8	5%	$38.2	$41.0
Deposit cash account sweep	15.9	14.6	9%	14.2	15.3
Total Bank Sweep	55.7	52.4	6%	52.4	56.3
Money market sweep	1.5	1.8	(17%)	2.2	2.5
Total Client Cash Sweep Held by Third Parties	57.2	54.2	6%	54.6	58.8
Client cash account (CCA)	2.0	1.6	25%	1.9	2.2
Total Client Cash Balances	$59.1	$55.9	6%	$56.5	$61.0

Net buy (sell) activity(25)	$12.7	$16.6	n/m	$13.8	$13.3

Market Drivers
S&P 500 Index (end of period)	6,529	6,879	(5%)	6,939	6,846
Russell 2000 Index (end of period)	2,496	2,632	(5%)	2,614	2,482
Fed Funds effective rate (average bps)	364	364	—bps	364	373
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2026	Q4 2025	Change	Q1 2025	Change
Commission Revenue by Product
Annuities	$690,577	$720,493	(4%)	$615,594	12%
Mutual funds	266,056	271,063	(2%)	233,895	14%
Fixed income	85,323	75,404	13%	61,553	39%
Equities	57,540	54,624	5%	49,074	17%
Other	92,538	110,189	(16%)	87,641	6%
Total commission revenue	$1,192,034	$1,231,773	(3%)	$1,047,757	14%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$424,221	$434,959	(2%)	$365,767	16%
Mutual funds	58,011	58,109	—%	55,607	4%
Fixed income	85,323	75,404	13%	61,553	39%
Equities	57,540	54,624	5%	49,074	17%
Other	80,320	97,958	(18%)	78,037	3%
Total sales-based commissions	$705,415	$721,054	(2%)	$610,038	16%
Trailing commissions
Annuities	$266,356	$285,534	(7%)	$249,827	7%
Mutual funds	208,045	212,954	(2%)	178,288	17%
Other	12,218	12,231	—%	9,604	27%
Total trailing commissions	$486,619	$510,719	(5%)	$437,719	11%
Total commission revenue	$1,192,034	$1,231,773	(3%)	$1,047,757	14%

Payout Rate(6)	87.22%	88.00%	(78bps)	86.75%	47bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2026	Q4 2025
Cash and equivalents	$1,024,459	$1,037,378
Cash at regulated subsidiaries	(873,123)	(925,356)
Excess cash at regulated subsidiaries per the Credit Agreement	416,002	357,693
Corporate Cash(2)	$567,338	$469,715

Corporate Cash(2)
Cash at LPL Holdings, Inc.	$24,107	$19,368
Excess cash at regulated subsidiaries per the Credit Agreement	416,002	357,693
Cash at non-regulated subsidiaries	127,229	92,654
Corporate Cash	$567,338	$469,715

Leverage Ratio
Total debt	$7,220,000	$7,299,000
Total corporate cash	567,338	469,715
Credit Agreement Net Debt	$6,652,662	$6,829,285
Credit Agreement EBITDA (trailing twelve months)(28)	$3,575,622	$3,501,832
Leverage Ratio	1.86x	1.95x

	March 31, 2026
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$—	ABR+37.5 bps / SOFR+147.5 bps	5.140%	5/20/2029
Broker-Dealer Revolving Credit Facility	—	SOFR+125 bps	4.930%	5/18/2026
Senior Unsecured Term Loan A	1,020,000	SOFR+125 bps(b)	4.925%	12/5/2028
Senior Unsecured Notes	500,000	5.700% Fixed	5.700%	5/20/2027
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	500,000	4.900% Fixed	4.900%	4/3/2028
Senior Unsecured Notes	750,000	6.750% Fixed	6.750%	11/17/2028
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	750,000	5.200% Fixed	5.200%	3/15/2030
Senior Unsecured Notes	500,000	5.150% Fixed	5.150%	6/15/2030
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Senior Unsecured Notes	500,000	6.000% Fixed	6.000%	5/20/2034
Senior Unsecured Notes	500,000	5.650% Fixed	5.650%	3/15/2035
Senior Unsecured Notes	500,000	5.750% Fixed	5.750%	6/15/2035
Total / Weighted Average	$7,220,000		5.230%

(a)Unsecured borrowing capacity of $2.25 billion at LPL Holdings, Inc.
(b)The SOFR rate option is a one-month SOFR rate and subject to an interest rate floor of 0 bps.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2026	Q4 2025	Change	Q1 2025	Change
Business Metrics
Advisors	32,144	32,178	—%	29,493	9%
Net new advisors	(34)	50	n/m	605	n/m
Annualized advisory fees and commissions per advisor(29)	$474	$470	1%	$375	26%
Average total assets per advisor ($ in millions)(30)	$72.7	$73.7	(1%)	$60.9	19%
Total client accounts (in millions)	11.7	11.6	1%	10.4	13%
Recruited AUM ($ in billions)	17.4	14.5	20%	38.6	(55%)

Employees	9,901	10,099	(2%)	9,097	9%

AUM retention rate (quarterly annualized)(31)	98.2%	97.0%	120bps	98.2%	—bps

Capital Management
Capital expenditures ($ in millions)(32)	$165.8	$171.7	(3%)	$119.5	39%
Acquisitions, net ($ in millions)(33)	$131.4	$51.9	153%	$95.1	38%

Share repurchases ($ in millions)	$—	$—	—%	$100.0	(100%)
Dividends ($ in millions)	24.1	24.0	—%	22.4	8%
Total Capital Returned ($ in millions)	$24.1	$24.0	—%	$122.4	(80%)
Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Adjusted EPS and Adjusted net income
Adjusted EPS is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles and acquisition costs, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and adjusted EPS because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items, and acquisition costs that management does not believe impact the Company’s ongoing operations. Adjusted net income and adjusted EPS are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense; brokerage, clearing and exchange expense; and market fluctuations on employee deferred compensation. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; market fluctuations on employee deferred compensation; transition assistance loan amortization; promotional (ongoing); acquisition costs excluding interest; employee share-based compensation; and regulatory charges. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures in this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA and Adjusted EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus acquisition costs excluding interest. The Company presents EBITDA and adjusted EBITDA because management believes that they can be useful financial metrics in understanding the Company’s earnings from operations. EBITDA and adjusted EBITDA are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to EBITDA and adjusted EBITDA, please see the endnote disclosures in this release.
Adjusted pre-tax income
Adjusted pre-tax income is defined as income before provision for income taxes plus amortization of other intangibles and acquisition costs. The Company presents adjusted pre-tax income because management believes that it can provide investors with useful insight into the Company's core operating performance by excluding non-cash items, acquisition costs, and certain other charges that management does not believe impact the Company's ongoing operations. Adjusted pre-tax income is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to income before provision for income taxes or any other performance measure derived in accordance with GAAP. For a reconciliation of income before provision for income taxes to adjusted pre-tax income, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total client assets expected to transition to the Company's primary broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of client assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.
(2) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial, LPL Enterprise, LLC, The Private Trust Company, N.A., and Commonwealth Equity Services, LLC ("CES"), in excess of the capital requirements of the Company's Credit Agreement and (3) cash and equivalents held at non-regulated subsidiaries.
(3) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(4)    The Company was named a Top RIA custodian (Cerulli Associates, 2025 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(5) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q1 2026	Q4 2025	Q1 2025
Total revenue	$4,938,434	4,932,470	$3,670,007
Advisory and commission expense	3,291,209	3,341,682	2,353,925
Brokerage, clearing and exchange expense	55,475	47,423	44,138
Employee deferred compensation	(961)	1,733	(709)
Gross profit	$1,592,711	$1,541,632	$1,272,653
(6) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q1 2026	Q4 2025	Q1 2025
Advisory and commission expense	$3,291,209	$3,341,682	$2,353,925
Plus (Less): Advisor deferred compensation	29,318	(19,314)	20,443
Production-based payout	$3,320,527	$3,322,368	$2,374,368

Advisory and commission revenue	$3,807,081	$3,775,529	$2,737,002

Payout rate	87.22%	88.00%	86.75%
(7) Below is a reconciliation of client cash revenue per Management's Statements of Operations to client cash revenue, a component of asset-based revenue, on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q1 2026	Q4 2025	Q1 2025
Client cash on Management's Statements of Operations	$459,653	$455,650	$408,224
Interest income on CCA balances segregated under federal or other regulations(9)	(14,328)	(15,396)	(16,193)
Client cash on Condensed Consolidated Statements of Income	$445,325	$440,254	$392,031
(8)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services but does not include fees from client cash programs.

(9)     Below is a reconciliation of interest income, net per Management's Statements of Operations to interest income, net on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q1 2026	Q4 2025	Q1 2025
Interest income, net on Management's Statements of Operations	$30,835	$34,555	$27,637
Interest income on CCA balances segregated under federal or other regulations(7)	14,328	15,396	16,193
Interest income on deferred compensation(10)	17	14	21
Interest income, net on Condensed Consolidated Statements of Income	$45,180	$49,965	$43,851
(10) Below is a reconciliation of other revenue per Management's Statements of Operations to other revenue on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q1 2026	Q4 2025	Q1 2025
Other revenue on Management's Statements of Operations	$4,138	$14,088	$2,023
Interest income on deferred compensation(9)	(17)	(14)	(21)
Deferred compensation	(30,279)	21,047	(21,152)
Other revenue on Condensed Consolidated Statements of Income	$(26,158)	$35,121	$(19,150)
(11)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q1 2026	Q4 2025	Q1 2025
Core G&A Reconciliation
Total expense	$4,453,850	$4,534,909	$3,252,754
Advisory and commission	(3,291,209)	(3,341,682)	(2,353,925)
Depreciation and amortization	(105,751)	(105,125)	(92,356)
Interest expense on borrowings(16)	(100,292)	(105,613)	(85,862)
Brokerage, clearing and exchange	(55,475)	(47,423)	(44,138)
Amortization of other intangibles	(67,230)	(82,248)	(43,521)
Employee deferred compensation	961	(1,733)	709
Total G&A	834,854	851,085	633,661
Transition assistance loan amortization(12)	(135,982)	(132,682)	(81,813)
Promotional (ongoing)(12)(13)(14)	(75,888)	(75,845)	(70,119)
Acquisition costs excluding interest(14)	(61,216)	(78,815)	(43,407)
Employee share-based compensation	(22,218)	(19,459)	(18,366)
Regulatory charges	(7,501)	(8,131)	(6,887)
Core G&A	$532,049	$536,153	$413,069

(12) During the fourth quarter of 2025, the Company updated its definition of Promotional (ongoing) to exclude transition assistance loan amortization. As a result, transition assistance loan amortization is now disclosed as a separate line on Management's Statements of Operations and Core G&A. Prior period disclosures have been updated to reflect these changes as applicable.
(13) Promotional (ongoing) includes $16.9 million, $19.6 million and $14.8 million for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025 respectively, of support costs related to full-time employees that are classified within Compensation and benefits expense in the condensed consolidated statements of income and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs.
(14) Acquisition costs include the costs to setup, onboard and integrate acquired entities and other costs that were incurred as a result of the acquisitions. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q1 2026	Q4 2025	Q1 2025
Acquisition costs
Compensation and benefits	$22,454	$21,061	$17,417
Promotional(13)	13,430	16,566	8,538
Professional services	11,593	14,804	6,145
Change in fair value of contingent consideration(34)	7,523	14,584	6,594
Other	6,216	11,800	4,713
Acquisition costs excluding interest	$61,216	$78,815	$43,407
Interest(16)	—	—	5,137
Acquisition Cost	$61,216	$78,815	$48,544

(15) EBITDA and adjusted EBITDA are non-GAAP financial measures. Please see a description of EBITDA and adjusted EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income to EBITDA and adjusted EBITDA for the periods presented (in thousands):

	Q1 2026	Q4 2025	Q1 2025
EBITDA and adjusted EBITDA Reconciliation
Net income	$356,404	$300,719	$318,573
Interest expense on borrowings(16)	100,292	105,613	85,862
Provision for income taxes	128,180	96,842	98,680
Depreciation and amortization	105,751	105,125	92,356
Amortization of other intangibles	67,230	82,248	43,521
EBITDA	$757,857	$690,547	$638,992
Acquisition costs excluding interest(14)	61,216	78,815	43,407
Adjusted EBITDA	$819,073	$769,362	$682,399
(16) Below is a reconciliation of interest expense on borrowings per Management's Statements of Operations to interest expense on borrowings on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q1 2026	Q4 2025	Q1 2025
Interest expense on borrowings on Management's Statements of Operations	$100,292	$105,613	$80,725
Cost of debt issuance related to Commonwealth acquisition(14)	—	—	5,137
Interest expense on borrowings on Condensed Consolidated Statements of Income	$100,292	$105,613	$85,862

(17)    Adjusted pre-tax income is a non-GAAP financial measure. Please see a description of adjusted pre-tax income under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of income before provision for income taxes to adjusted pre-tax income for the periods presented (in thousands):

	Q1 2026	Q4 2025	Q1 2025
Income before provision for income taxes	$484,584	$397,561	$417,253
Amortization of other intangibles	67,230	82,248	43,521
Acquisition costs(14)	61,216	78,815	48,544
Adjusted pre-tax income	$613,030	$558,624	$509,318
(18) Adjusted net income and adjusted EPS are non-GAAP financial measures. Please see a description of adjusted net income and adjusted EPS under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS for the periods presented (in thousands, except per share data):

	Q1 2026		Q4 2025		Q1 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$356,404	$4.43	$300,719	$3.74	$318,573	$4.24
Amortization of other intangibles	67,230	0.84	82,248	1.02	43,521	0.58
Acquisition costs(14)	61,216	0.76	78,815	0.98	48,544	0.65
Tax benefit	(34,013)	(0.42)	(41,034)	(0.51)	(23,937)	(0.32)
Adjusted net income / adjusted EPS	$450,837	$5.60	$420,748	$5.23	$386,701	$5.15
Diluted share count	80,446		80,409		75,112
Note: Totals may not foot due to rounding.
(19) Consists of total assets under custody at the Company's primary broker-dealer subsidiary, LPL Financial, as well as assets under custody of a third-party custodian related to Commonwealth Equity Services, LLC and Atria Wealth Solution’s introducing broker-dealer subsidiaries.
(20) Assets on the Company's corporate RIA advisory platform are serviced by investment advisor representatives of LPL Financial. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(21) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(22) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(23) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(24) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total assets.
(25) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.
(26) Client cash balances include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the condensed consolidated balance sheets. The following table presents purchased money market funds for the periods presented (in billions):

	Q1 2026	Q4 2025	Q1 2025
Purchased money market funds	$50.1	$49.8	$44.7
(27) Calculated by dividing revenue for the period by the average balance during the period.

(28) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q1 2026	Q4 2025
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$900,855	$863,024
Interest expense on borrowings	417,836	403,406
Provision for income taxes	315,983	286,483
Depreciation and amortization	406,829	393,434
Amortization of other intangibles	260,287	236,578
EBITDA	$2,301,790	$2,182,925
Credit Agreement Adjustments:
Acquisition costs and other(14)(35)	$796,403	$777,299
Employee share-based compensation	79,808	75,956
M&A accretion(36)	394,614	462,597
Advisor share-based compensation	3,007	3,055
Credit Agreement EBITDA	$3,575,622	$3,501,832
(29) Calculated based on the average advisor count from the current period and prior periods.
(30)    Calculated based on the end of period total assets divided by end of period advisor count.
(31) Reflects retention of total assets, calculated by deducting quarterly annualized attrition from total assets, divided by the prior quarter total assets.
(32) Capital expenditures represent cash payments for property and equipment during the period.
(33) Acquisitions, net represent cash paid for acquisitions, net of cash acquired during the period.
(34) Represents a fair value adjustment to our contingent consideration liabilities that is reflected in other expense in the condensed consolidated statements of income.
(35) Acquisition costs and other primarily include costs related to acquisitions and costs incurred related to the integration of the strategic relationship with Prudential Advisors.
(36)    M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of such acquisition.